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                      CONSTRUCTION LOAN SERVICING AGREEMENT


     THIS AGREEMENT, made and entered into this 20 day of November, 1995, by and between AmerUs Properties, Inc. hereinafter called "API" and American Mutual Life, Des Moines, Iowa, hereinafter called "AML" Witnesseth:

     WHEREAS, API is desirous of providing construction loan servicing for the Construction Loan made to Altoona Meadows III, L.C., on behalf of AML:

     NOW THEREFORE, in consideration of the mutual agreements of the parties hereto, it is agreed between AML and API as follows, to-wit:

PART A.   API agrees--

1. To deliver all documents in connection with the construction loan prepared and executed in form and manner satisfactory to AML. In cases where no title insurance policies are furnished, then API hereby agrees to protect and hold harmless AML from all loss or damage by reason of any lien or any encumbrance upon or defect in the title to the property securing such loan, or invalidity of the note or mortgage.

2. To furnish a plat of survey by a registered surveyor, showing the location of the improvements with reference to lot lines, streets, alleys, driveways and known easements, and to furnish such other instruments as AML may require.

3. To pay all expenses of every kind incurred in connection with the servicing of the loan.

4. That AML shall have the right to inspect the security from the date of delivery of and payment for the loan and for confirmation of facts in the submission.

5.   To make every effort to conserve the continuing property of AML.

6. To perform without cost or charge to AML, except as provided in Part B hereof, all services and duties incident to the servicing of each loan, including, but not limited to, the following:-

     (a) To maintain proper facilities and continuity of management by a staff qualified to perform all of the obligations of API under the provisions of this contract.

     (b) To keep complete and accurate records of all payments made by each mortgagor in accordance with sound accounting practices and promptly remit such payments to AML, or deposit them in a bank account maintained by AML for that purpose, together with reports required by AML. Funds collected by API for AML shall not be mingled with API's own funds, but shall be held separate and apart in trust for AML pending proper disposal. API shall submit to AML for inspection each month upon request original statements of bank accounts covering said trust funds.
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     (c)  To notify AML promptly of any default by the mortgagor.

     (d) To make monthly property inspections of the construction site as required by AML, and make prompt written reports of the condition of said property. In addition, API shall promptly notify AML of any loss or damage by fire or any other cause with respect to the security covered by the mortgage which may come to the attention of API. API shall make diligent effort to obtain prompt and proper correction of any physical impairment if requested to do so by AML.

     (e) To procure from the mortgagor all hazard insurance as required by AML and permitted by the mortgage, and renewals of such insurance prior to expiration. Should the mortgagor fail to supply such insurance, API shall procure the insurance in behalf of the mortgagee as provided in the mortgage. All hazard insurance policies of which API has knowledge, together with mortgage clauses, shall be delivered to AML when requested by AML.

     (f) To advise AML of any sale or transfer of the legal or equitable title to the mortgaged premises, the date of the instrument transferring the title, and whether the grantee or vendee purchased the premises subject to the existing mortgage or assumed payment thereof.

     (g) To use due diligence to prevent any lien superior to that held by AML from attaching to the mortgaged property, and to notify AML promptly of any lien or claim of which API has knowledge.

     (h) In the event of a default in the loan serviced by API, and when authorized by AML, API shall promptly institute foreclosure proceedings or proceed to acquire the property by other means and, if applicable, follow procedure in accordance with the provisions of the National Housing Act or Servicemen's Readjustment Act of 1944 and amendments to these acts and the rules and regulations issued or to be issued thereunder, or any Governmental Authority under which loan may be made. Attorneys selected by API to conduct foreclosure proceedings shall be subject to prior approval by AML. API will conduct all such proceedings as directed by AML, and if any property is conveyed to the Federal Housing Commissioner or Veterans Administrator, API will attend to the settlement as a part of its services when requested to do so by AML. During the pendency of any foreclosure proceedings, API shall, if requested by AML, manage and protect the mortgaged premises, including, but not limited to, the collection of rentals therefrom and, if vacant, the renting thereof, attending to insurance of the premises, and shall perform such other services as are customary in the management of property in the locality involved. API shall be compensated for management services on the basis of fees to be predetermined by mutual agreement between API and AML, but in the event a mutual agreement cannot be reached, then, at AML's option, API shall nevertheless perform these services and shall be compensated therefor at the prevailing local real estate board schedule of management fees.


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7.   That unless written consent is given by AML, API, either directly or indirectly, shall not take title to, nor hold any lien or encumbrance on, the property securing the loan nor make any payment for the benefit of any mortgagor.

8. That AML's name shall not be used in any advertising or display unless written permission has first been obtained.

9. That no sale, assignment or transfer of any right, title or interest in and to this agreement, in whole or in part, may be made without the written consent of AML.

10. That upon termination of this agreement, API shall upon request, and without cost or expense to AML:

     (a) Furnish AML a complete report of the condition and balances of all accounts, loans, funds and business whatsoever;

     (b) Remit to AML all of AML's funds and monies, including mortgagors' trust funds, held by API;

     (c) Notify AML's borrower that API has no further interest in servicing said loan;

     (d) Furnish AML originals or copies of all records, documents, correspondence and papers of any kind pertinent to the loan being serviced by API; and

     (e)  Give AML full access to and use of all accounts, books and records.



PART B.   AML agrees--

1. To reimburse API for necessary costs and expenses, including reasonable attorneys fees, of any foreclosure processed by API.



PART C.   It is mutually agreed by the parties hereto--

1. The compensation to be paid to API by AML shall be 1.10% per annum of the commitment amount, to be prorated and paid at the end of the construction period.

2. It is expressly understood and agreed by API that it does not have, and shall not have, any vested right, title, interest, claim, demand or otherwise in the mortgage loan that AML shall have full ownership and control thereof, together with the full right and power to deal with the same, including the right and power to sell, assign, renew, extend, endorse, foreclose, and procure the release of the same, and accept title in lieu of foreclosure,


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     without consent of API.


3. It is further understood and agreed that in all cases where the mortgage is fully paid before maturity, the right of API to participate in the interest therein shall immediately cease and be determined upon the date of such payment. In case of foreclosure, API shall not receive any further participation unless a full cash redemption is made prior to the time allowed by law for redemption. In case of the conveyance of the security for the loan to AML in satisfaction of the borrower's obligation to it, API shall receive no further interest participation. API shall not, in any case where AML acquires title to property or security, have any interest in said property or premises.

4. Upon failure of API to satisfactorily perform its obligations hereunder or in the event a receiver, trustee, conservator or other legal representative is appointed for API, or should API become otherwise incapacitated by operation of law or fact for the faithful or proper performance of its duties hereunder, or any part thereof, then in that event all service agreements and arrangements and all rights and duties of API shall cease and this contract shall terminate, and API shall immediately make all reports, remittances and notices provided for in Paragraph A(10) hereof.

5. Either party may, for any reason, terminate and cancel this servicing agreement upon giving thirty (30) days notice in writing to the other in which event all servicing agreements and all rights and duties of API shall cease, and API shall thereafter not participate in or have any claim whatsoever to monies collected in connection with the loan. Upon termination of this agreement API shall immediately make all reports, remittances and notices provided for in Paragraph A(10) hereof.

6. That upon termination of this agreement, the right of API to compensation as provided in this agreement hereof shall immediately terminate.

7. If any term or provision of this Contract, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Contract, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Contract shall be valid and enforceable to the fullest extent permitted by law. The term "mortgage", whenever used in this Contract, shall be construed to include deed of trust or any other instrument given to secure the construction loan on real estate. Whenever the singular number is used herein, it shall include the plural and the plural shall include the singular, and the use of any gender shall include all genders.

8. That AML shall have the right at all times to check with the borrower and verify the balance due on the mortgage and the date of last payment.


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     Signatures on the following page.


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                              AMERICAN MUTUAL LIFE INSURANCE CO.



                              BY:  /s/ Thomas C. Godlasky
                                   ----------------------------------

                              AMERUS PROPERTIES, INC.



                              BY:  /s/ Gene Harris
                                   ----------------------------------


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